Exhibit 10.7

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is made and entered into as of [●], 20[●], by and between [Merger Sub Name], a Cayman Islands exempted company (“Merger Sub”) (as applicable, the “Joining Party”), CSLM Digital Asset Acquisition Corp III, Ltd, a Cayman Islands exempted company limited by shares with registration number 412434 (“Acquiror”), and First Digital Group Ltd., a Gibraltar private company limited by shares with registration number 121963 (the “Company”).

Recitals

WHEREAS, the Acquiror and the Company are parties to that certain Business Combination Agreement, dated as of October 6, 2026 (as amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, the Business Combination Agreement contemplates that, following the execution thereof, PubCo and Merger Sub will be formed and will become parties to the Business Combination Agreement;

WHEREAS, the Joining Party has been duly formed under the laws of its jurisdiction of organization; and

WHEREAS, pursuant to Section 9.12 of the Business Combination Agreement, the Joining Party is required to execute and deliver this Agreement to become a party to, and be bound by the terms of, the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I — Joinder

Section 1.1 Joinder to Business Combination Agreement. The Joining Party hereby (a) joins and becomes a party to the Business Combination Agreement, (b) agrees to be bound by all terms, conditions, rights, and obligations applicable to it under the Business Combination Agreement as if it had been an original signatory thereto, and (c) assumes all duties, liabilities, and obligations applicable to it arising under or in connection with the Business Combination Agreement. The Company and the Acquiror hereby acknowledges and consents to the joinder of the Joining Party to the Business Combination Agreement.

Section 1.2 Adoption of Representations, Warranties, and Covenants. The Joining Party hereby adopts and agrees to be bound by all representations, warranties, covenants, and agreements made by or applicable to it in the Business Combination Agreement (including without limitation those set forth in Article VI, Article VIII and Article IX, with the same force and effect as if such representations, warranties, covenants, and agreements had been made directly by the Joining Party as of the date of the Business Combination Agreement.

Article II — Representations and Warranties

In addition to the representations and warranties given by the Joining Party pursuant to Article VI of the Business Combination Agreement, the Joining Party also represents and warrants to the Company as follows:

Section 2.1 Capitalization. As of the date hereof, the authorized share capital of Merger Sub consists of [●] ordinary shares, par value US$[●] per share, of which [●] such shares are issued and outstanding as of the date hereof. As of the date hereof, Merger Sub is a direct wholly owned subsidiary of the Acquiror. No equity interests of the Joining Party have been issued other than as contemplated by the Business Combination Agreement.

Article III — Miscellaneous

Section 3.1 Business Combination Agreement Controls. Except as expressly set forth herein, all terms and conditions of the Business Combination Agreement shall remain in full force and effect. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement. In the event of any conflict between the terms of this Agreement and the Business Combination Agreement, the Business Combination Agreement shall control.

Section 3.2 Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 3.3 Miscellaneous. Section 12.8, Section 12.15, and Section 12.16 of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

[MERGER SUB NAME]

By:
Name:
Title:

CSLM III HOLDINGS LTD

By:
Name:
Title:

CSLM Digital Asset Acquisition Corp III, Ltd

By:
Name:
Title:

First Digital Group Ltd.

By:
Name:
Title:

3